As filed with the Securities and Exchange Commission on April 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3822	22-3543611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(973) 884-5970

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Chiste

President and Chief Executive Officer

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(973) 884-5970

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

John Clutterbuck, Esq. Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Telephone: (713) 220-4730 Facsimile: (713) 238-7363	Steven M. Tyndall, Esq. Fish & Richardson P.C. 111 Congress Avenue, Suite 810 Austin, Texas 78701 Telephone: (512) 226-8132 Facsimile: (512) 320-8935	Tracey A. Zaccone, Esq. King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Telephone: (212) 556-2100 Facsimile: (212) 556-2222

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-137813

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)

Common Stock, $0.001 par value per share	$12,678,750	$390

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Based on the initial public offering price of $18.00 per share of common stock. The registrant previously paid registration fees of $9,681 under a registration statement on Form S-1, as amended (File No. 333-137813), with respect to common stock having a proposed maximum aggregate offering price of $91,640,625. The maximum aggregate offering price of the additional securities registered hereby is $12,678,750, and the registration fee payable in respect thereof is $390. Such amount will be paid promptly in accordance with the rules of the Securities and Exchange Commission.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-137813) filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2006, as amended, which was declared effective by the Commission on April 12, 2007 (as amended, the “Prior Registration Statement”), and is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules

(a)  All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

23.3	Consent of Duff & Phelps LLP.

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Comverge, Inc. (File No. 333-137813)).

24.2	Power of Attorney of Nora Mead Brownell (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-1 of Comverge, Inc. (File No. 333-137813)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hanover, State of New Jersey, on April 12, 2007.

COMVERGE, INC.

By:	/s/ ROBERT M. CHISTE
Name:	Robert M. Chiste
Title:	Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT M. CHISTE Robert M. Chiste	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	April 12, 2007

* Michael D. Picchi	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2007

* Alexander Ellis, III	Director	April 12, 2007

* William J. Grealis	Director	April 12, 2007

* Robert F. McCullough	Director	April 12, 2007

* John A. Moore	Director	April 12, 2007

* Scott B. Ungerer	Director	April 12, 2007

* Timothy A. Woodward	Director	April 12, 2007

* R. Blake Young	Director	April 12, 2007

* Nora Mead Brownell	Director	April 12, 2007

*	/s/ T. WAYNE WREN T. Wayne Wren Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

23.3	Consent of Duff & Phelps LLP.

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Comverge, Inc. (File No. 333-137813)).

24.2	Power of Attorney of Nora Mead Brownell (incorporated by reference to Exhibit 24.2 to the Registration Statement on Form S-1 of Comverge, Inc. (File No. 333-137813)).